UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 21, 2007

FIVE STAR PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25869	13-3729186
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01           Other Events.

On September 21, 2007, Five Star Products, Inc. (the “Company”) announced that the date for the Company’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”) will be December 20, 2007 and that on or about November 9, 2007, proxy statements, Annual Reports to Stockholders, voting materials and meeting information will be printed and mailed to stockholders of record as of October 23, 2007.

Proposals of stockholders which are eligible under SEC rules to be included in the Company’s 2007 proxy materials must be in writing and must be received by the Corporate Secretary of the Company no later than the close of business on October 22, 2007, which the Company has determined to be a reasonable time before it begins to print and mail its proxy materials.   Additionally, if the Corporate Secretary of the Company does not receive notice of any shareholder proposal or other matter to be properly brought before the Annual Meeting by the close of business on October 22, 2007, which the Company has determined to be a reasonable time before it mails its proxy materials, the persons named as proxies in the proxy statement for the Annual Meeting will have discretionary authority to vote on such proposal or matter at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR PRODUCTS, INC.

Date: September 21, 2007	By:	/s/ JOHN C. BELKNAP
Name: John C. Belknap
Title: Chief Executive Officer and President